Section 2: EX-99.1
Press Release
Contact:
Barbara M. Conley
Senior Vice President and General Counsel
First Business Financial Services, Inc.
608-232-5902
bconley@firstbusiness.com
Kilcoyne Elected to First Business Financial Services, Inc. Board of Directors
MADISON, WI, November 4, 2011 — First Business Financial Services, Inc. (NASDAQ:FBIZ) announced today that Gerald (Jerry) Kilcoyne was elected to the Board of Directors of First Business Financial Services, Inc. at yesterday afternoon’s Board of Directors meeting. Kilcoyne is also the Board Chair for First Business Bank — Madison and the Managing Partner at Pinnacle Enterprises, LLC.
“I am excited about my expanded role at First Business,” stated Kilcoyne. “I enjoy working with First Business’s management team and fellow Board Members, all with diverse backgrounds as professionals and entrepreneurs in this community.”
Mr. Kilcoyne is a private equity investor in businesses and an owner of commercial real estate in the Madison area. He has been involved in mergers and acquisitions throughout the United States, Canada, and Europe since 1980. Jerry and his wife, Kelley, reside in Waunakee, WI.
A photo of Jerry Kilcoyne is attached.
About First Business Financial Services, Inc.
First Business Financial Services (Nasdaq:FBIZ) is a $1.1 billion Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. It is the 2nd largest Wisconsin-based commercial bank holding company listed on NASDAQ or the NYSE. Its companies include: First Business Bank — Madison; First Business Bank — Milwaukee; First Business Bank - Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call (608) 238-8008.
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